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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 9, 2001 relating to the financial statements and financial statement schedules of LogicVision, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California

October 18, 2001


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